EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Travel Services International, Inc. of our reports dated February 12, 1999 included (or incorporated by reference) in Travel Services International, Inc. Form 10-K, for the year ended December 31, 1998, and to all references to our firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

West Palm Beach, Florida
March 30, 1999